Doral Energy Corp.
Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of the Eddy County Propries on the actual results of operations and financial position of Doral Energy Corp. for the periods presented.

The pro forma condensed statements of operations for the year ended July 31, 2007 and for the nine months ended April 30, 2008 contain a column entitled "Eddy County Historical". This column contains only the revenue and direct operating expenses of the Eddy County Properties for the year ended August 31, 2007 and for the nine months ended May 31, 2008. During the period presented, the Eddy County Properties were not accounted for or operated in accordance with generally accepted accounting principles. The Eddy County Properties were accounted for without capitalizing many of the costs that would otherwise be capitalized under the full cost method of accounting for oil and gas properties as followed by the Company and there were no reserve studies nor was there calculated an amortization rate per equivalent unit of production. Also excluded are other expenses which include interest, accretion of asset retirement obligations, general and administrative expenses and corporate income taxes. These condensed pro forma statements of operations are not indicative of the results of operations of the acquired properties due to the exclusion of the above mentioned expenses.

The pro forma condensed statements of operations is presented to show income from continuing operations as if the Eddy County transaction occurred as of the beginning of the period presented. The pro forma condensed balance sheet is based on the assumption that the transaction occurred effective April 30, 2008.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, Doral’s financial statements as of and for the year ended July 31, 2007 and as of and for the period ended April 30, 2008, and the statements of revenue and direct operating expenses for the Eddy Country Properties for the year ended February 29, 2008 and for the three months ended May 31, 2008 included elsewhere in this Form 8-K.

DORAL ENERGY CORP.
Pro Forma Condensed Statement of Operations
For The Year Ended July 31, 2007
(Unaudited)

		Eddy
	Doral	County	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$-	$1,561,660	$-		$1,561,660

Lease operating expense	-	520,204	-		520,204
Depreciation, depletion and amortization	144	-	384,145	(a)	384,289
General and administrative	85,251	-	1,414,749	(b)	1,500,000
Total operating expenses	85,395	520,204			2,404,493

Operating income (loss)	(85,395)	1,041,456			(842,833)

Interest expense	-	-	(410,427)	(c)	(410,427)
Other income	3,736	-	-		3,736

Net income (loss)	$(81,659)	$1,041,456			$(1,249,524)

Basic and diluted earnings per common share	$(0.00)				$(0.01)

Weighted shares outstanding	100,087,500		7,000,000	(d)	107,087,500

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

DORAL ENERGY CORP.
Pro Forma Condensed Statement of Operations
For the nine months ended April 30, 2008
(Unaudited)

		Eddy
	Doral	County	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenues	$-	$1,666,242	$-		$1,666,242

Lease operating expense	-	455,371	-		455,371
Depreciation, depletion and amortization	108	-	314,569	(a)	314,677
General and administrative	253,106	-	871,894	(b)	1,125,000
Total operating expenses	253,214	455,371			1,895,048

Operating income (loss)	(253,214)	1,210,871	-		(228,806)

Interest expense	(1,886)	-	(261,482)	(c)	(276,618)

Net income (loss)	$(255,100)	$1,210,871			$(505,424)

Basic and diluted earnings per common share	$(0.00)				$(0.00)

Weighted shares outstanding	100,087,500		7,000,000	(d)	107,087,500

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements.

DORAL ENERGY CORP.
Pro Forma Condensed Balance Sheet
as of April 30, 2008
(Unaudited)

	Doral	Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Cash	$63,502	$5,247,000	(1)	$560,502
		(4,750,000)	(2)
Oil and gas properties, net	-	19,505,000	(2)	19,505,000
Equipment, net	140	-		140
Deposits	101,105	150,000	(1)	1,105
		(250,000)	(2)
Deferred financing costs	-	53,000	(1)	53,000
Total assets	$164,747			$20,119,747

Liabilities and shareholders' equity
Current liabilities	$63,705	$-		$63,705
Notes payable	320,000	5,450,000	(1)	5,770,000
Asset retirement obligation	-	505,000	(2)	505,000
Shareholders' equity	(218,958)	14,000,000	(2)	13,781,042
	$164,747			$20,119,747

The accompanying notes to the unaudited pro forma condensed financial statements are an integral part of these statements

DORAL ENERGY CORP.
Notes to Unaudited Pro Forma Condensed Financial Statements
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

Doral’s acquisition of the Eddy County Properties is described elsewhere in this current report on Form 8-K. The unaudited pro forma condensed statements of operations for the year ended July 31, 2007 and the nine months ended April 30, 2008 are based on the financial statements of Doral for the year ended July 31, 2007 and the nine months ended April 30, 2008 and the statements of revenue and direct operating expenses of the Eddy County Properties for the year ended August 31, 2007 and the nine months ended May 31, 2008 and the assumptions and adjustments described below. The unaudited pro forma condensed balance sheet as of April 30, 2008 is based on the financial statements of Doral as of April 30, 2008 and the assumptions and adjustments described below.

NOTE 2 - PRO FORMA ADJUSTMENT

The unaudited pro forma statements of operations reflect the following adjustments:

a.

Record incremental depreciation, depletion and accretion expense, using units of production method, resulting from the purchase of the Eddy County Properties. There was no expense attributed to the Eddy County purchase.

b.

Record estimated increase in general and administrative expense as a result of the purchase of the Eddy County Properties. Following the acquisition of the Eddy County Properties, general and administrative expenses are expected to be up to $125,000 per month.

c.

Record interest expense and amortization of deferred financing costs. Interest on the debt of $5,800,000 was charged at a rate of LIBOR + 3.00% on the first $2,500,000 and LIBOR + 6.50% on the next $3,300,000, resulting in interest expense of $392,760 and $261,482 for the year ended July 31, 2007 and the nine months ended April 30, 2008, respectively. Fees associated with the financing of the Eddy County Properties were $53,000 with amortization expense of $17,667 and $13,250 for the year ended July 31, 2007 and the nine months ended April 30, 2008, respectively.

d.	Shares issued for the acquisition of the Eddy County Properties.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Eddy County acquisition as of April 30, 2008.

1.	Record the loan and fees associated with the financing arrangement.

2.	Record the purchase price for the Eddy County Properties, net of purchase price adjustments and the assumption of related asset retirement obligations.

DORAL ENERGY CORP.
Pro Forma Supplemental Oil and Gas Disclosures
(Unaudited)

The following table sets forth certain unaudited pro forma information concerning the Company’s proved oil and gas reserves at July 31, 2007 giving effect to the Company’s acquisition of its interest in the Eddy County Properties as if it had occurred as of the beginning of the year. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

All of the reserves are located in the United States.

	Crude oil (thousands of Barrels)

	Company	Eddy County	Pro Forma
Balance July 31, 2006	-	720.7	720.7
Revisions of Previous Production Plans	-	4,132.4	4,132.4
Production	-	(35.2)	(35.2)
		1
Balance, July 31, 2007	-	4,817.9	4,817.9

	Natural Gas (Millions of Cubic Feet)

	Company	Eddy County	Pro Forma
Balance July 31, 2006	-	124.2	124.2
Revisions of Previous Production Plans	-	3,130.4	3,130.4
Production	-	(7.2)	(7.2)
Balance December 31, 2006	-	3,247.4	3,247.4

DORAL ENERGY CORP.
Pro Forma Supplemental Oil and Gas Disclosures
(Unaudited)

Standardize Measure of Discounted Future Net Cash Flows.

The standardized measure of discounted future net cash flows from the Company's estimated proved gas reserves is provided for the financial statement user as a common base for comparing oil and gas reserves of enterprises in the industry and may not represent the fair market value of the Company's oil and gas reserves or the present value of future cash flows of equivalent reserves due to various uncertainties inherent in making these estimates. Those factors include changes in oil and gas prices from year end prices used in the estimates, unanticipated changes in future production and development costs and other uncertainties in estimating quantities and present values of oil and gas reserves.

The following table presents the standardized measure of discounted future net cash flows from the ownership interest in proved oil and gas reserves as of July 31, 2007. The table includes the reserve information for the Eddy County Properties as of and for the year ended August 31, 2007. The standardized measure of future net cash flows as of July 31, 2007 is calculated using the price received by the seller as of the end of the year. The prices for the Eddy County Properties were $4.98 per mcf and $53.95 per barrel for the year ended August 31, 2007.

The resulting estimated future cash inflows are reduced by estimated future costs to produce the estimated proved reserves based on actual year-end operating cost levels. Future income taxes are based on year-end statutory rates, adjusted for any operating loss carryforwards and tax credits. The future cash flows are reduced to present value by applying a 10% discount rate.

The standardized measure of estimated discounted future cash flow is not intended to represent the replacement cost or fair market value of the oil and gas properties.

	Company	Eddy County	Pro Forma

Cash inflows	$-	$276,116,000	$276,116,000
Production costs	-	(93,437,000)	(93,437,000)
Development costs	-	(30,764,000)	(30,764,000)
Income tax expense	-	(53,318,000)	(53,318,000)
10 percent discount rate	-	(61,426,000)	(61,426,000)
Discounted future net cash flows	$-	$37,171,000	$37,171,000

The principal changes in the standardized measure of discounted future net cash flows relating to proven oil and gas reserves are as follows:

	Company	Eddy County	Total
Balance July 31, 2006	$-	$4,339,000	$4,339,000
Sales of oil and gas produced, net	-	(1,041,000)	(1,041,000)
Extensions, discoveries and other additions	-	33,873,000	33,873,000
Balance July 31, 2007	$-	$37,171,000	$37,171,000